Exhibit 15.1

August 3, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 3, 2007 on our review of interim financial information of NSTAR Electric for the three-month and six-month periods ended June 30, 2007 and June 30, 2006 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2007 is incorporated by reference in its Registration Statement on Form S-3 (No. 333-143071).

Very truly yours,

/s/ PricewaterhouseCoopers LLP